Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to us under the heading “Experts” in the Form S-1/A Registration Statement.

/s/ Novogradac & Company LLP

Novogradac & Company LLP

Plantation, Florida

March 13, 2025